UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               September 10, 2015
                Date of Report (Date of earliest event reported)


                                 AGRIEURO CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-196109                41-2282815
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

 Sos. Iancului Nr. 60, Apt. 1, Sector 2
        Bucaresti Sos. Iancu
              Romania                                              021727
(Address of principal executive offices)                         (Zip Code)

                                  480-830-2700
              (Registrant's telephone number, including area code)

                                   ARTEX CORP
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On August 25, 2015, Artex Corp. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the "Nevada SOS") whereby it amended its Articles of Incorporation by increasing the Company's authorized number of shares of common stock from 75 million to 750 million and increasing all of its issued and outstanding shares of common stock at a ratio of forty (40) shares for every one (1) share held. The Company's Board of Directors approved this amendment on August 24, 2015 and shareholders holding 67.2% of the Company's issued and outstanding shares approved this amendment via a written consent executed on August 25, 2015.

On August 25, 2015, the Company filed Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, AgriEuro Corp. pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company was the surviving entity and changed its name to "AgriEuro Corp."

On August 25, 2015, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward split and name change be effected in the market. The Company also requested that its ticker symbol be changed to "EURI".

On September 10, 2015, FINRA effected the Company's name change and forward stock split. As a result, the company's ticker symbol has been changed to "ARXQD". After twenty (20) business days, the ticker symbol will be changed to "EURI".

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIEURO CORP.

DATE: September 10, 2015



By: /s/ Radu C. Monda
   --------------------------------
Name:  Radu C. Monda
Title: President

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